EXHIBIT 23
                                                                      ----------



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-79643 and 333-46936 of The Nautilus Group, Inc. on Form S-8 of our report dated January 21, 2003 appearing in this Annual Report on Form 10-K of The Nautilus Group, Inc. for the year ended December 31, 2002.





DELOITTE & TOUCHE LLP

Portland, Oregon
March 26, 2003